UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2012

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e)           The Board of Directors (the “Board”) of XOMA Corporation (the “Company”), in connection with its annual review of the compensation of the Company’s officers and following the recommendation of the Compensation Committee of the Board, has approved salary increases for 2012, has determined that management successfully achieved corporate objectives for 2011 in excess of the minimum required by the Management Incentive Compensation Plan (the “MICP”) in order to make awards thereunder and has made such awards.  The following sets forth the amount of 2012 salary and the amount of each such award for each of the current executive officers of the Company who were named in the Summary Compensation Table of the Company’s 2011 Proxy Statement: Patrick J. Scannon, M.D., Ph.D. (Executive Vice President and Chief Scientific Officer) - salary increased by 1.5% to $417,104 for 2012, and $114,690 awarded under the MICP; Fred Kurland (Vice President, Finance and Chief Financial Officer) - salary increased by 1.5% to $337,082 for 2012, and $122,599 awarded under the MICP; Christopher J. Margolin (Vice President, General Counsel and Secretary) - salary increased by 1.5% to $361,056 for 2012, and $105,205 awarded under the MICP; and Charles C. Wells (Vice President, Human Resources and Information Technology) - salary increased by 1.5% to $324,744 for 2012, and $100,784 awarded under the MICP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012	XOMA CORPORATION
By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary